April 28, 2023

X-Square Balanced Fund, LLC

Centro Internacional de Mercadeo II

90 Carr 165, Ste 803

Guaynabo, PR 00968

Ladies and Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 6 to the Registration Statement, File Nos. 333-229217; 811-23417 (the “Registration Statement”), of X-Square Balanced Fund, LLC (the “Fund”).

We have examined a copy of the Fund’s LLC Agreement, the Fund’s record of the various actions by the Directors thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Fund and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, the Registration Statement is effective for purposes of applicable federal and state securities laws, the shares of the Fund (which are units of beneficial interest), if issued in accordance with the then current Prospectus and Statement of Additional Information of the Fund, will be legally issued, fully paid and non-assessable.

The opinion expressed herein is based exclusively on the substantive laws of the Commonwealth of Puerto Rico and United States federal law. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur. In rendering our opinion, we have relied on the attached opinion of Pietrantoni Mendez & Alvarez LLC to the extent that any matter which is the subject of this opinion is governed by the laws of the Commonwealth of Puerto Rico. We express no opinion as to the laws of any state or United States territory other than the Commonwealth of Puerto Rico.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 6 to the Registration Statement, and consent to all references to us in the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Fund and its shareholders and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP

PIETRANTONI MENDEZ & ALVAREZ LLC

POPULAR CENTER 19TH FLOOR

208 PONCE DE LEON AVENUE

SAN JUAN, PUERTO RICO 00918

TEL: (787) 274-1212

FAX: (787) 274-1470

WWW.PMALAW.COM

September 18, 2019

X-Square Balanced Fund, LLC

Popular Center Building

209 Munoz Rivera, Suite 1111

San Juan, Puerto Rico 00918

Re:	Registration Statement on Form N-lA/Issuance of Shares

Ladies and Gentlemen:

We have acted as special Puerto Rico counsel to X-Square Balanced Fund, LLC, a Puerto Rico limited liability company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company (the "Fund"), in connection with certain matters of Puerto Rico law arising out of the registration and issuance of an indefinite number of units of beneficial interest of the Fund (the "Shares") classified and designated in three series titled "Class A - SQBFX," "Class B- SQCBX" and "Institutional Class -SQBIX," covered by the above-referenced Registration Statement (the "Registration Statement"), filed by the Fund with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act.

In connection with our representation of the Fund, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

1.	The Prospectus and Statement of Additional Information with respect to the Shares, which form part of the Registration Statement, substantially in the form transmitted to the Commission under the 1933 Act and the 1940 Act;

2.	The Certificate of Formation of the Fund, certified by the Department of State of Puerto Rico on December 24, 2018;

3.	A Certificate of Good Standing of the Fund, certified by the Department of State of Puerto Rico on September 16, 2019;

4.	The Limited Liability Company Agreement of the Fund, dated and effective as of January 29, 2019;

5.	Resolutions adopted by the Board of Managers of the Fund (the "Resolutions") relating to the authorization of the sale and issuance of the Shares in a continuous public offering, certified as of the date hereof by an officer of the Fund;

6.	A certificate executed by an officer of the Fund, dated as of the date hereof; and

7.	Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.	Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.	Each individual executing any of the Documents on behalf of a party (other than the Fund) is duly authorized to do so.

3.	Each of the parties (other than the Fund) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.	All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumption s, limitations and qualifications stated herein, it is our opinion that the issuance or the Shares has been duly authorized and, when and if issued and delivered against payment of net asset value therefor in accordance with the Resolutions and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the Commonwealth of Puerto Rico and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with federal or state securities laws, including the securities laws of the Commonwealth of Puerto Rico, or the 1940 Act.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Th is opinion merely constitutes an expression of our reasoned professional judgment regarding the matters of law addressed herein and neither is intended nor should it be construed as a prediction or guarantee that any court or other public or governmental authority will reach any particular result or conclusion as to the matters of law addressed herein.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,